                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SALICK HEALTH CARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                      LOGO

                          SALICK HEALTH CARE, INC.(R)
                             8201 BEVERLY BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    SCHEDULED TO BE HELD ON JANUARY 27, 1997

     The Annual Meeting of Stockholders (the "Annual Meeting") of Salick Health Care, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 8201 Beverly Boulevard, Los Angeles, California 90048 on January 27, 1997 at 9:30 A.M., local time, for the following purposes:

          1. To elect Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record on November 29, 1996, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination at the principal executive offices of the Company located at 8201 Beverly Boulevard, Los Angeles, California 90048 at least ten days prior to the Annual Meeting.

     To assure that your interests will be represented, whether or not you expect to attend the Annual Meeting in person, it is important that you promptly complete, sign, date and return the proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                           By Order of the Board of Directors

                                           Leslie F. Bell, Secretary

December 23, 1996
Los Angeles, California

                            SALICK HEALTH CARE, INC.
                             8201 BEVERLY BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                    SCHEDULED TO BE HELD ON JANUARY 27, 1997
                            ------------------------

     This Proxy Statement ("Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Salick Health Care, Inc., a Delaware corporation (the "Company"), of proxies for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") scheduled to be held on January 27, 1997, at 9:30 A.M., local time, at the Company's principal executive offices, located at 8201 Beverly Boulevard, Los Angeles, California 90048, and any adjournments or postponements thereof. This Proxy Statement and the related forms of proxy are first being mailed to stockholders of the Company on or about December 23, 1996.

     The Annual Meeting is being held for the purpose of (1) electing Directors who will serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, one-half of whom shall be elected by the holders of the Company's Common Stock, and one-half of whom shall be elected by the holders of the Company's Callable Puttable Common Stock (the "Callable Puttable Common Stock") and (2) such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Only holders of record of shares of the Common Stock, and of the Callable Puttable Common Stock, on November 29, 1996, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 5,657,115 shares of the Common Stock outstanding, all of which was owned by an indirect wholly owned subsidiary of Zeneca Limited, an English company ("Zeneca"), and 5,657,082 shares of the Callable Puttable Common Stock outstanding.

INFORMATION REGARDING PROXIES

     All shares of the Callable Puttable Common Stock represented at the Annual Meeting by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted (1) FOR the election of the six nominees for Directors of the Company to be elected by the holders of the Callable Puttable Common Stock and (2) in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Annual Meeting. If any other matter or matters are properly presented for action at the Annual Meeting, the persons named in the forms of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. Stockholders who execute proxies retain the right to revoke them at any time by giving written notice of revocation to the Secretary of the Company at 8201 Beverly Boulevard, Los Angeles, California 90048 so that it is received by no later than the closing of the polls at the Annual Meeting for the vote with respect to Proposal 1 (the election of Directors) on the proxy card or by attending the Annual Meeting in person and voting thereat or by executing a later dated proxy delivered prior to the closing of the polls at the Annual Meeting for the vote with respect to such Proposal 1. Unless so revoked, the shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein by the stockholder.

     The expense of preparing, printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, facsimile or telegraph. No additional compensation will be paid for such solicitation. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of shares of Callable Puttable Common Stock held in their names. The Company will reimburse such persons for their reasonable expenses in forwarding solicitation material to such beneficial owners.

QUORUM; REQUIRED VOTE

     For matters to be voted on by the holders of the Common Stock and the Callable Puttable Common Stock together and not as a separate class, the presence in person or by properly executed proxy of holders of record as of the Record Date of a majority of the total number of shares of Common Stock and shares of the Callable Puttable Common Stock is necessary to constitute a quorum at the Annual Meeting. For matters to be voted on by the Common Stock as a separate class, the presence in person or by properly executed proxy of holders of record as of the Record Date of a majority of the total number of shares of the Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. For matters to be voted on by the holders of the Callable Puttable Common Stock as a separate class, the presence in person or by proxy of the holders of record of shares of the Callable Puttable Common Stock representing a majority of all of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     As to the vote for Directors to be elected by the holders of the Callable Puttable Common Stock voting as a separate class, subject to certain exceptions, limitations and presumptions set forth in the Company's certificate of incorporation, a holder of record of a share of the Callable Puttable Common Stock is entitled to ten votes per share if such holder was (1) the beneficial owner of the shares of the Company's common stock exchanged for common stock in the merger of Salick Health Care, Inc., a California corporation, with and into the Company since August 27, 1991 (the effective date of such merger) and at all times thereafter until exchanged for such shares of the Callable Puttable Common Stock pursuant to the merger of an indirect wholly owned subsidiary of Zeneca into the Company on April 13, 1995 (the "Merger") and (2) the beneficial owner of such share of Callable Puttable Common Stock immediately following the Merger and at all times since the effective time of the Merger. Shares of the Callable Puttable Common Stock which are not entitled to ten votes per share are entitled to only one vote per share. Based on the information with respect to beneficial ownership possessed by the Company at the Record Date, it is estimated that the holders of approximately 35% of the shares of the Callable Puttable Common Stock will be entitled to exercise ten votes per share at the meeting as to the election of Directors by the holders of the Callable Puttable Common Stock and that Bernard Salick, M.D., Chairman of the Board and Chief Executive Officer of the Company ("Dr. Salick"), who beneficially owned approximately 16.6% of the outstanding shares of the Callable Puttable Common Stock as of the Record Date, will be entitled to approximately 40.95% of the votes attributable to the Callable Puttable Common Stock entitled to be cast at the meeting with respect to the election of Directors by the holders of the Callable Puttable Common Stock (see "STOCK OWNERSHIP -- Management"). The actual voting power of each holder of shares of the Callable Puttable Common Stock, voting separately as a class, including Dr. Salick, will be based on information possessed by the Company at the time of the meeting. Under the Company's certificate of incorporation, shares of the Callable Puttable Common Stock held in "street" or "nominee" name are presumed to have had a change in beneficial ownership thereof (or in the beneficial ownership of the shares for which such shares of Callable Puttable Common Stock were exchanged) after August 27, 1991 and are, absent satisfactory evidence to the contrary, entitled to one vote per share.

     Six Directors are to be elected by the holders of the Common Stock, voting separately as a class, and six Directors are to be elected by the holders of Callable Puttable Common Stock, voting separately as a class. The six candidates for election as Directors by the holders of the Common Stock who receive the highest number of affirmative votes of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of Directors will be the Directors elected by such holders. The six candidates for election as Directors by the holders of the Callable Puttable Common Stock who receive the highest number of affirmative votes of the shares of Callable Puttable Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of Directors will be the Directors elected by such holders. Any votes by the holders of the Callable Puttable Common Stock against the candidates to be elected by such holders or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect or effect on the vote with respect to the election of Directors to be elected by such holders.

     There is no cumulative voting with respect to either the Company's Common Stock or the Callable Puttable Common Stock.

     IF A HOLDER OF CALLABLE PUTTABLE COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING BELIEVES SUCH HOLDER IS THE OWNER OF SHARES ENTITLED TO TEN VOTES PER SHARE AS TO THE ELECTION OF DIRECTORS AND ON ANY OTHER MATTER WHICH MAY BE CONSIDERED AT THE ANNUAL MEETING UPON WHICH THE HOLDERS OF THE CALLABLE PUTTABLE COMMON STOCK ARE TO VOTE SEPARATELY AS A CLASS, SUCH HOLDER MUST FURNISH EVIDENCE SATISFACTORY TO THE COMPANY (WHICH MAY BE IN THE FORM OF A COPY OF THE STOCK CERTIFICATE, BROKERAGE ACCOUNT OR TRADE TICKET) SHOWING SUCH HOLDER'S OWNERSHIP OF THE COMPANY'S COMMON STOCK FOR WHICH SUCH SHARES OF THE CALLABLE PUTTABLE COMMON STOCK WERE EXCHANGED AS OF AUGUST 27, 1991.

     MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THEIR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                             ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

     The Company's certificate of incorporation sets the authorized number of Directors at twelve, six of whom are elected by the holders of the Common Stock and six of whom are elected by the holders of the Callable Puttable Common Stock.

     The Company, Dr. Salick and Zeneca are parties to a Governance Agreement, dated as of December 22, 1994, as amended (the "Governance Agreement"), which provides that, among other things, (1) Zeneca (through its indirect wholly owned subsidiary) has the right (but is not required) to nominate the persons who will stand for election as the successors to the Directors who were previously appointed or elected by the holders of the Common Stock and (2) a majority of the Directors previously elected by the holders of the Callable Puttable Common Stock are to nominate the persons who will stand for election as the successors to the Directors previously elected by the holders of the Callable Puttable Common Stock. The Governance Agreement further provides that the Company will nominate the persons so selected, will recommend to its stockholders each such nominee's election and solicit proxies therefor.

     In accordance with the Governance Agreement, the Board of Directors has nominated Dr. Salick, Leslie F. Bell, Michael T. Fiore, Barbara Bromley-Williams, Dr. Thomas Mintz and Patrick W. Jeffries for election as Directors by the holders of the Callable Puttable Common Stock. All of such persons are incumbent Directors. All proxies for the Callable Puttable Common Stock will be voted for the election of such nominees unless authority to vote for the election of such nominees is withheld. In the event any nominee to be elected by the holders of the Callable Puttable Common Stock should unexpectedly decline or be unable or unwilling to serve as a Director, the proxies may be voted for a substitute nominee designated by a majority of the present Directors elected by the holders of the Callable Puttable Common Stock. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a Director if elected by the holders of the Callable Puttable Common Stock and has no present intention to nominate persons in addition to or in lieu of those named herein. The candidates to be elected by the holders of the Callable Puttable Common Stock receiving the highest number of affirmative votes of the shares thereof present in person or represented by proxy at the meeting and entitled to vote on the election of Directors are the Directors elected by such holders. Any votes against the candidates or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote with respect to the election of Directors.

     In accordance with the Governance Agreement, the Board of Directors has nominated Dr. Thomas F.W. McKillop, Alan I. H. Pink, Robert C. Black, John G. Goddard, Dr. Michael G. Carter and Allen L. Johnson for election as Directors by the holders of the Common Stock. All of such persons are incumbent Directors. Zeneca has informed the Company that it intends to vote (or cause to be voted) all of the shares of the Company's Common Stock beneficially owned by it, which shares represent 100% of the outstanding shares of the Company's Common Stock on the Record Date, in favor of such nominees. In the event any of the nominees to be elected by the holders of the Common Stock should unexpectedly decline or be unable or unwilling to serve as a Director, the holders of the Common Stock may vote for a substitute nominee designated by Zeneca (through its indirect wholly owned subsidiary). The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a Director if elected by the holders of the Common Stock and has no present intention to nominate persons in addition to or in lieu of those named herein. The candidates to be elected by the holders of the Common Stock receiving the highest number of affirmative votes of the shares thereof present in person or represented by proxy at the meeting and entitled to vote on the election of Directors are the Directors elected by such holders. Any votes against the candidates or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote with respect to the election of directors.

     In respect of the current Directors, the following information is furnished:

                                                                                         DIRECTOR
            NAME              AGE               POSITION HELD WITH COMPANY                SINCE
----------------------------  ----  ---------------------------------------------------  --------
Bernard Salick, M.D.            57  Chairman of the Board of Directors and Chief             1983
                                    Executive Officer
Leslie F. Bell                  56  President, Chief Financial Officer
                                    Secretary and Director
Michael T. Fiore                42  Executive Vice President, Chief Operating Officer        1994
                                    and Director and President of Comprehensive Cancer
                                    Centers, Inc.
Barbara Bromley-Williams        57  Senior Vice President-Professional Services and          1983
                                    Director
Thomas Mintz, M.D.              65  Director                                                 1985
Patrick W. Jeffries             44  Executive Vice President, Chief Development Officer      1996
                                    and Director
Dr. Thomas F.W. McKillop        53  Director                                                 1995
Alan I. H. Pink                 59  Director                                                 1996
Robert C. Black                 53  Director                                                 1995
John G. Goddard                 45  Director                                                 1995
Dr. Michael G. Carter           58  Director                                                 1995
Allen L. Johnson                61  Director                                                 1996

     Dr. Salick, founder of the Company, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its organization. He also served as President and Chief Operating Officer until May 1, 1985 and reassumed these positions in October 1988. In 1993, he resigned as Chief Operating Officer upon the appointment of Mr. Fiore to that position and, in December 1996, he resigned as President upon the appointment of Mr. Bell to that position. Dr. Salick has been the Medical Director of the Company's subsidiaries, USHAWL, Inc. ("USHAWL") and Century Dialysis Corporation ("Century"), for more than the past five years. Dr. Salick is an Assistant Clinical Professor of Medicine at UCLA and on the medical staff of Cedars-Sinai Medical Center and other hospitals. He is a member of the Board of Queens College (N.Y.), the Board of the United States Equestrian Team, the Board of Crossroads School and the Harvard University School of Public Health Visiting Committee. He also has been a member of the National Advisory Board of the National Kidney Foundation, the American Society of Nephrology and the American Society of Clinical Oncology.

     Mr. Bell has served as Secretary and a Director of the Company since its organization in 1983. He became President in December 1996. He served as Senior Vice President from 1983 until November 1989 and Executive Vice President from November 1989 until December 1996. He became Chief Financial Officer in January 1985. From 1976 through May 1983, Mr. Bell was managing partner in the law firm of Katz, Hoyt, Bell & Siegel and its predecessor firms and served as general counsel to the Company. Mr. Bell is Chairman of the Board of Directors of NATSA, a not-for-profit entity, and serves on the National Board of Advisors of the Community for Education Foundation, a not-for-profit entity, and the National Board of Visitors of the University of Arizona College of Law.

     Mr. Fiore joined the Company in May 1986 as Vice President and Director of Operations. Prior to joining the Company, he was employed in various capacities by American Medical International, Inc. for more than six years, where he was a Corporate Vice President. Mr. Fiore, a CPA, was employed by Peat, Marwick, Mitchell & Co. from 1976 to 1978. He received his MBA from the Harvard Business School in 1980. Mr. Fiore became a Senior Vice President of the Company in 1990 and assumed the position of Chief Operating Officer in 1993. In 1994 Mr. Fiore became Executive Vice President and a Director of the Company and in December 1996 he was appointed President of the Company's cancer operations subsidiary, Comprehensive Cancer Centers, Inc.

     Ms. Bromley-Williams has served as Vice President-Professional Services and a Director of the Company since its organization. She has been employed as Head Nurse and Director of Professional Services of the Company's subsidiaries, USHAWL since 1972 and Century and its predecessor since 1977. Ms.
Bromley-Williams became a Senior Vice President in November 1989.

     Dr. Mintz has been a Director of the Company since March 1985. He has been providing consulting services to the Company on a part-time basis for the past ten years. He has been a board certified practicing adult and child psychiatrist and psychoanalyst for more than the past ten years. Dr. Mintz has been an Assistant Clinical Professor of Psychiatry at the UCLA Medical Center since 1970 and is on the staff at several major medical centers. Dr. Mintz is also an attorney with a limited private practice.

     Mr. Jeffries joined the Company in December 1995 as Executive Vice President, Chief Development Officer. From 1985 to 1995, he was at McKinsey & Company, Inc., a business consulting company with an industry emphasis in health care provision and financing, aerospace electronics and information technology. He became a partner in that firm in 1991.

     Dr. McKillop has been Chief Executive Officer of Zeneca Pharmaceuticals, a business unit of Zeneca since July 1994. He was appointed Deputy Chief Executive Officer of ICI Pharmaceuticals in May 1992 and was Technical Director of ICI Pharmaceuticals from 1989 until April 1992. He is an Executive Director of Zeneca Group PLC, an English company of which Zeneca is a wholly owned subsidiary, since January 1996, and is a Non-Executive Director of Amersham International.

     Mr. Pink has been an Executive Director of Zeneca since February 1993 and an Executive Director of Zeneca Group PLC, an English company of which Zeneca is a wholly owned subsidiary, since June 1993. Mr. Pink served as the Chief Executive Officer of Zeneca Agrochemicals, formerly ICI Agrochemicals, from April 1992 to April 1995. From 1989 to 1992, he served as the Principal Executive Officer of ICI Advanced Materials located in Wilmington, Delaware. He is a NonExecutive Director of Smiths Industries PLC and the European Process Industries Competitiveness Centre Limited.

     Mr. Goddard has been Finance Director of Zeneca Pharmaceuticals, a business unit of Zeneca since April 1993. He was previously Chief Financial Officer of ICI Asia Pacific from 1991 until 1993 and a Finance Director of ICI Japan from 1988 until October 1991. From January 1986 through January 1988 he was Assistant Chief Accountant of ICI Agrochemicals. Before joining ICI, he was European Treasurer of Bell & Howell, Ltd. from 1979 until 1985. Mr. Goddard is a chartered accountant. He is a member of the Association of Corporate Treasurers.

     Mr. Black has been President of Zeneca Pharmaceuticals, a business unit of Zeneca Inc. since 1991. He is Chairman and a member of the Board of the Pharmaceuticals Research and Manufacturers of America Foundation, a member of the Board and the Executive Committee of the Anesthesia Patient Safety

Foundation of the American Anesthesiology Association and a member of the Board of the Industries Coalition Against Cancer. Mr. Black is a trustee of the Wilmington Medical Center. He is a member of the Visiting Committee of the University of Delaware School of Nursing and is a member of the Editorial Advisory Board of "Pharmaceutical Executive" magazine.

     Dr. Carter has been a Director and a member of the Zeneca Pharmaceuticals Business Team since 1986, initially as International Medical Director and from 1990 until March 1995 as International Marketing Director. He remains a Director and member of the Zeneca Pharmaceuticals Business Team. Dr. Carter was a member of the U.K. Medicines Commission from 1986 through 1995 and has been a member of the Policy Board, Office Health Economics since 1992. He is a Fellow of the Royal Pharmaceutical Society, the Faculty of Pharmaceutical Medicine of the Royal College of Physicians, and a Fellow of the Royal College of Physicians of Edinburgh.

     Mr. Johnson is a health care executive who has most recently completed a ten-year term as President and Chief Executive Officer of the Medical Center of Delaware. He has previously been the senior executive of other medical centers in the United States and Canada. Mr. Johnson has served as Chairman of the Board of Directors of the American Heart Association, Delaware Chapter and as Chairman of the Board of the United Way of Delaware.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION BY THE HOLDERS OF THE CALLABLE PUTTABLE COMMON STOCK.

                                STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as to the beneficial ownership of each person known to the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock or Callable Puttable Common Stock as of November 29, 1996.

                                                                         CALLABLE
                                                                         PUTTABLE
                                                COMMON      PERCENT       COMMON     PERCENT
                 NAME AND ADDRESS               STOCK       OF CLASS      STOCK      OF CLASS
        ----------------------------------    ----------    --------     --------    --------
        Bernard Salick, M.D.(1)                        0         0%       941,204      16.6%
          8201 Beverly Boulevard
          Los Angeles, CA 90048
        Mentor Partners, L.P.                          0         0%       630,400      11.1%
          and WTG & Co., L.P.(2)(3)
          500 Park Avenue
          New York, NY 10022
        Buchanan, Parker Asset                         0         0%       357,562       6.3%
          Management/Parker, Buchanan
          Asset Management(2)(4)
          237 Park Avenue
          Suite 801
          New York, NY 10017
        Atkemix Thirty-eight Inc.(5)           5,657,115       100%           100         *
          1800 Concord Pike
          Wilmington, DE 19850

---------------

(1) Dr. Salick has sole voting and dispositive power over 941,204 shares of Callable Puttable Common Stock. The total shares thereof beneficially owned includes 17,415 shares held by Dr. Salick, in trust, for his children and those held by his family trust of which he is the trustee. See "STOCK OWNERSHIP -- Management" below.

(2) Beneficial ownership represents sole voting and dispositive power.

(3) Based on information contained in such entity's Schedule 13D filing with the Securities and Exchange Commission (the "SEC") dated May 1996.

(4) Based on information contained in such entities' Form 13F filing with the SEC for the period ended September 30, 1996, which Form 13F is dated November 12, 1996. Such entities are general partnerships whose principals are identical and are the individuals who vote the shares indicated.

(5) This entity is an indirect wholly owned subsidiary of Zeneca.

*   Represents less than one percent of the shares outstanding.

MANAGEMENT

     The following table sets forth, as of November 29, 1996, certain information regarding the beneficial ownership of shares of the Common Stock and Callable Puttable Common Stock by each of the Directors, each of the executive officers named in the Summary Compensation Table under the heading "EXECUTIVE COMPENSATION" below, and all executive officers and Directors of the Company as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown. The information with respect to each person specified is as supplied or confirmed by such person.

                                                                                  CALLABLE PUTTABLE
                                                       COMMON STOCK                  COMMON STOCK
                                                 ------------------------      ------------------------
                                                 AMOUNT AND                    AMOUNT AND
              NAME OF INDIVIDUAL                 NATURE OF       PERCENT       NATURE OF       PERCENT
             OR IDENTITY OF GROUP                OWNERSHIP       OF CLASS      OWNERSHIP       OF CLASS
-----------------------------------------------  ----------      --------      ----------      --------
Bernard Salick, M.D............................       0              0%          941,204 (1,3)   16.6%
Leslie F. Bell.................................       0              0%           35,420 (2,3)      *
Michael T. Fiore...............................       0              0%           26,630            *
Barbara Bromley-Williams.......................       0              0%           21,040 (3)        *
Thomas Mintz, M.D..............................       0              0%           11,800 (2,3)      *
Patrick W. Jeffries............................       0              0%                0            0%
Sheldon S. King................................       0              0%                0            0%
Dr. Thomas F.W. McKillop.......................       0(5)           0%                0            0%
Alan I. H. Pink................................       0(5)           0%                0            0%
Robert C. Black................................       0(5)           0%                0            0%
John G. Goddard................................       0(5)           0%                0            0%
Dr. Michael G. Carter..........................       0(5)           0%                0            0%
Allen L. Johnson...............................       0              0%                0            0%
All executive officers and Directors as a group
  (15 persons).................................       0(5)           0%        1,037,189 (1-5)   18.3%(1-5)

---------------

(1) Includes 17,415 shares of Callable Puttable Common Stock held by Dr. Salick, as trustee in trust for his children, and those held by his family trust of which he is the trustee.

(2) Includes 9,000 shares of Callable Puttable Common Stock owned by Dr. Mintz's Pension Plan and 1,198 shares owned by Mr. Bell's Individual Retirement Account. Also includes for Mr. Bell all shares held by his family trust of which he is the trustee.

(3) Excludes, to the best of the Company's knowledge, any shares of Callable Puttable Common Stock owned by immediate relatives of those listed or included in the above table including 16,850 shares owned by the children and immediate relatives of Mr. Bell, 68,180 shares held by Mr. Bell and an unrelated third party, as trustees in trust for Dr. Salick's children, and 300 shares owned by the Salick Family Foundation, as to which each of Dr. Salick and Mr. Bell disclaims any beneficial or other ownership interest.

(4) Includes 153 shares of Callable Puttable Common Stock as of November 29, 1996 owned by a member of the group resulting from her participation in the Purchase Plan (as defined below).

(5) Excludes the 5,657,115 shares of the Company's Common Stock (100% of the outstanding Common Stock) beneficially owned by Zeneca, with which entity such named Directors are affiliated.

*   Represents less than one percent of the shares outstanding.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual, long-term and other compensation for services in all capacities to the Company (and its subsidiaries) for the fiscal years ended August 31, 1996, 1995 and 1994, of those persons who were, at August 31, 1996 (i) Chief Executive Officer and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
                                                            -------------------------      ALL OTHER
                                                 FISCAL                      CASH         COMPENSATION
         NAME AND PRINCIPAL POSITION              YEAR      SALARY($)     BONUS($)(1)        ($)(2)
---------------------------------------------    ------     ---------     -----------     ------------
Bernard Salick, M.D.                              1996      $ 916,133      $ 620,000        $310,898
  Chairman of the Board                           1995        869,705        850,000         306,093
  of Directors, Chief                             1994        890,443        585,000         284,555
  Executive Officer and President
Leslie F. Bell                                    1996      $ 415,303      $ 280,000        $  3,155
  Executive Vice President, Chief Financial       1995        389,992        255,000           8,352
  Officer and Secretary                           1994        377,911        100,000           2,304
Michael T. Fiore                                  1996      $ 371,626      $ 275,000        $  3,155
  Executive Vice President                        1995        305,253        325,000          18,228
  and Chief Operating Officer                     1994        254,431         95,000           2,472
Sheldon S. King(3)                                1996      $ 500,000      $       0        $ 39,155
  Executive Vice President                        1995        500,000              0          50,298
                                                  1994        283,693              0               0
Patrick W. Jeffries(3)                            1996      $ 365,384      $       0        $  7,052
  Executive Vice President

---------------

(1) Includes Management Incentive Compensation Plan ("MICP") or other special bonuses paid subsequent to year end for the fiscal year ended August 31, 1996.

(2) All other compensation includes the Company's payment of premiums for certain life insurance policies ($780 for each named person in fiscal 1996, other than for Dr. Salick, for which the premium was $3,300) and the Company's matching contribution to the Salick Health Care, Inc. Salary Savings Plan ($2,375 for each named person in fiscal 1996). The amount shown for Dr. Salick also includes the Company's payment of a premium of $282,245 for split-dollar insurance and the payment in fiscal 1996 of medical claims for Dr. Salick and his family in the amount of $22,978. The amount shown for Mr. Jeffries includes the Company's payment of health insurance premiums in the amount of $3,897 and the amount shown for Mr. King includes a $3,000 per month relocation/expense allowance. Includes vesting of stock per MICP awards in years prior to fiscal 1996.

(3) Mr. King joined the Company in February 1994 and Mr. Jeffries in December 1995.

(4) There were no grants of stock options to executive officers during any of the fiscal years ended August 31, 1994, 1995 or 1996.

EMPLOYMENT AGREEMENTS

     The Company entered into new employment agreements with Dr. Salick, Mr. Bell, and Mr. Fiore, each of which is for a five year term which commenced effective with the Merger on April 13, 1995. The agreement with Mr. Fiore was amended on November 1, 1995 with respect to base compensation. An agreement was entered into with Mr. Jeffries effective December 1, 1995, for a term through April 12, 2000. These agreements as presently effective provide for base compensation, subject to future annual cost of living increases, of $974,471, $424,953, $390,000 and $520,000 to Dr. Salick, Mr. Bell, Mr. Fiore, and Mr.
Jeffries, respectively. Dr. Salick's employment agreement also provides for an annual bonus of $300,000 of the first pretax profits of the Company, payment of certain medical office and other expenses incurred in activities related to the Company's business and reimbursement of all medical and dental expenses incurred by him or his family not paid under the Company's health insurance plans. A portion, $60,000, of Mr. Bell's base compensation as shown above is paid to his professional law corporation. A wholly owned subsidiary of the Company has an employment agreement with Mr. King for a five year term. The agreement, which is guaranteed by the Company, provides for base compensation of $500,000 per year and an expense allowance for specified purposes of $3,000 per month. Each of such persons are among the eligible participants in the Company's Management Incentive Compensation Plan ("MICP"). The Company provides Dr. Salick with "split-dollar" insurance policies pursuant to which the Company pays the premiums, the policy is collaterally assigned to the Company as security for the premium payments made by it and the Company receives a reimbursement of its premium contributions out of the proceeds payable upon death. During the fiscal year ended August 31, 1996, payments by the Company for these policies were $282,245. In addition, the Company carries "key man" insurance on Dr. Salick and the Company is the owner and beneficiary of this policy. The Company's employment agreements with each of Dr. Salick, Mr. Bell, Mr. Fiore and Mr. Jeffries provide for the payment to such person of a specified amount if, following certain changes in the ownership or control of the Company or certain changes in ownership of a substantial portion of the assets of the Company, there is a termination by the Company of such person's employment or by the employee following certain demotions or other changes in the duties, compensation or status of such individual. The amount of such payment would be 299% of the individual's "base amount" (the individual's annualized included compensation for the five fiscal years ending before the event triggering such payment), and may not exceed the maximum amount allowable under the Internal Revenue Code of 1986, as amended (the "Code"), without the occurrence of an excise tax by the individual or loss of deduction by the Company (or its successor). The employment agreements with each of Dr. Salick, Mr. Bell, Mr. Fiore and Mr. Jeffries provide for six weeks' annual paid vacation and allows a carry-over of unused vacation but in no event may the unused vacation exceed twelve weeks in any year. Dr. Salick and certain other physician employees of the Company maintain limited private medical practices and retain professional fees of those practices. Mr. Bell has a limited law practice from which he retains professional fees and acts and may act as an executor or trustee.

     Directors of the Company who are not full time employees receive reimbursement for expenses incurred in attending meetings and $4,000 per quarter for their services as Directors and committee members. Dr. Mintz provides consulting services to the Company for which he was compensated during the fiscal year ended August 31, 1996 in the amount of $30,000.

STOCK OPTION PLAN

     The Company's Stock Option Plan (the "Plan") was originally adopted in 1985, and, as amended, covers an aggregate of 1,100,000 shares of Common Stock and expires in November 2000. Shares which are subject to options that are canceled or expire without being exercised will again be available for the purposes of the Plan. In connection with the Merger, the Board of Directors of the Company accelerated to the effective time of the Merger all outstanding options under the Plan. Outstanding options not exercised prior to the effective time of the Merger were converted into options to acquire a like number of shares of the Callable Puttable Common Stock at the same exercise price per share.

     The purpose of the Plan is to assist the Company in the recruitment, retention and motivation of key employees, Directors and consultants who are in a position to make material contributions to the Company's progress. The Plan provides for the grant of options to purchase shares of Common Stock. Such options may include nonqualified options as well as incentive stock options ("ISOs") intended to qualify for preferential tax treatment under Section 422 of the Code. Options may be granted to selected employees, Directors and consultants of the Company or of a subsidiary of the Company (including officers and Directors who are also employees or consultants). However, ISOs may be granted only to employees (including officers and

Directors who are also employees). It is not anticipated that any additional options will be granted under the Plan.

     There were no grants of stock options to executive officers named in the Summary Compensation Table above during the fiscal year ended August 31, 1996, such named executive officers held no unexercised options as of August 31, 1996, and no options were exercised during the fiscal year ended August 31, 1996 by such executive officers.

EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

     In November 1988, the Board of Directors of the Company adopted the Employee Qualified Stock Purchase Plan (the "Purchase Plan"), which was approved by the stockholders of the Company in January 1989. The Purchase Plan provides for the grant to eligible employees of the Company and its subsidiaries of options to purchase up to an aggregate of 100,000 shares of Common Stock. All employees who have been employed for at least one continuous year and who are customarily employed for more than 20 hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. However, no eligible employee may be granted an option to purchase shares of Common Stock under the Purchase Plan if (a) immediately after the grant of such option, such employee would own shares possessing 5% or more of the total combined voting power of the Company or (b) such option would permit the employee's rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 or the fair market value of such shares for each calendar year in which such option is outstanding at any time.

     Options are granted under the Purchase Plan to all eligible employees in successive monthly offering periods. The offering periods continue until the earlier of the date upon which all of the shares covered by the Purchase Plan have been sold or the date upon which the Purchase Plan is terminated. The first such offering period commenced on July 1, 1989 and, in connection with the Merger, the Purchase Plan was terminated with respect to the issuance of shares by the Company. An employee may elect to exercise his or her option and participate in the Purchase Plan with respect to each offering period and shall pay for the Shares acquired upon exercise of such option through payroll deductions. The purchase price per share under the options will be equal to 85% of the fair market value per share on the last day of the applicable offering period.

     The Purchase Plan is administered by the Company, acting through Shearson Lehman Hutton, Inc., 2 World Trade Center, 102nd Floor, New York, New York 10048.

SALARY SAVINGS PLAN

     On July 27, 1988, the Board of Directors of the Company adopted the Salick Health Care, Inc. Salary Savings Plan (the "401(k) Plan"). The first year of the 401(k) Plan ended on August 31, 1989.

     The 401(k) Plan permits all eligible employees to contribute up to the maximum dollar amount allowed under federal tax law from their payroll. The Company matches the contributions of each employee in an amount equal to 25% of such contributions, but not in excess of 6% of such employee's salary. The contributions made by the Company on behalf of any employee vest in such employee in increments of 25% per year, commencing with the second year of such participating employee's employment by the Company.

     Each employee is eligible to participate in the 401(k) Plan after he or she has been employed by the Company (or any of its subsidiaries) for 90 days and has attained 21 years of age. Employees must enroll in the 401(k) Plan during one of four quarterly enrollment periods. Distributions under the 401(k) Plan are permitted only (a) upon an employee's death, permanent disability or retirement, (b) in accordance with the hardship rules under ERISA, or (c) as set forth in the 401(k) Plan, upon termination of employment. Requests for distributions are processed on a quarterly basis.

     The 401(k) Plan provides for investment of the employee's funds at his or her election in a choice of five mutual funds. The funds, together with the matching contributions, are placed in trust with, and invested in a fund selected by the employee by, Fidelity Institutional Retirement Services Company, 4555 Lake Forest

Drive, Suite 630, Cincinnati, Ohio 45242, which administers the 401(k) Plan on behalf of the Company. The trustees of the trust are Dr. Salick, Mr. Bell and Leigh Ann Judge, Vice President-Human Resources.

     The amounts set forth in the Summary Compensation Table above include amounts under the 401(k) Plan which have been deferred by the persons named in such table.

MANAGEMENT INCENTIVE COMPENSATION PLAN

     In August 1991, the Company's Directors and stockholders approved the MICP. The MICP, which expires in August 2001, provides for incentive awards to those full-time employees of the Company and its subsidiaries designated by the MICP Committee (as defined below) who are determined to have a direct and significant impact on the performance of the Company. Members of the MICP Committee are ineligible to participate in the awards. Awards are based on the achievement of objectives established by the MICP Committee and the extent of any award is also determined by the MICP Committee in its discretion.

     The MICP Committee determines in its discretion the form of the award (cash, shares of stock or a combination thereof) and whether awards of stock may or may not be subject to conditions or restrictions on the participant's right to transfer or sell such stock, which conditions and/or restrictions may be modified or eliminated in the discretion of the MICP Committee. An award of stock will be at the then current market value of such stock. Any award may be made currently or, as the MICP Committee may determine or the participant may elect, may be deferred. Awards deferred will be paid from the Company's general funds and thus are subject to the claims of the Company's creditors. The MICP covers an aggregate of 200,000 shares of Common Stock.

     The MICP Committee has the authority to regulate, administer and interpret the MICP as appropriate for the proper and effective administration of the MICP and its determinations and interpretations are final and binding.

     In the event of a "change in control" and unless the Board of Directors otherwise provides, all restrictions and conditions on any restricted stock awards under the MICP will be deemed satisfied as of the date of the change in control and all other awards are fully earned as of such date (except for any stock award outstanding less than six months). For purposes of the MICP, a change in control will be deemed to have occurred when any person or entity other than the Company or its subsidiaries, Dr. Salick or his heirs, any Company employee benefit plan or person organized pursuant to such plan, acquires twenty percent or more of the Company's outstanding common stock (unless such acquisition has been approved by the Company's Board of Directors, a majority of whom are not the acquiring person or an affiliate or associate thereof).

     Under the MICP the following cash awards were made during the fiscal year ended August 31, 1996 to the persons named in the Summary Compensation Table above: Dr. Salick, $220,000; Mr. Bell, $180,000; and Mr. Fiore, $175,000. Under the MICP the following cash awards were made subsequent to (but for and with respect to) the fiscal year ended August 31, 1995 to the persons named in the Summary Compensation Table above: Dr. Salick, $220,000; Mr. Bell, $180,000; and Mr. Fiore, $175,000. Under the MICP the following cash awards were made during the fiscal year for the fiscal year ended August 31, 1994, to the persons named in the Summary Compensation Table above: Dr. Salick, $120,000; Mr. Bell, $100,000; and Mr. Fiore, $95,000.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return of the shares of the Company's publicly traded securities for the last five fiscal years with (1) the Standard and Poor's 500 Composite Index, and (2) the NASDAQ Health Services Stocks Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG SALICK HEALTH CARE, INC., THE S & P 500 INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                            8/91    8/92    8/93    8/94    8/95    8/96
                            ----    ----    ----    ----    ----    ----
Salick Health Care, Inc.     100     114     131     174     348     374
S&P 500                      100     102     124     131     159     188
Nasdaq Health Services       100     108     124     160     171     223

* $100 invested on 8/31/91 in stock or index. Fiscal year ending August 31.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is authorized to review and approve management's recommendations for compensation and other benefits for certain of the Company's executive employees. The four outside directors on the Committee also serve as the Management Incentive Compensation Plan Committee (the "MICP Committee"), which regulates, administers, and interprets the Company's Plan and MICP.

     Compensation Objectives. The Company's executive compensation program, which is endorsed by the Committee, is designed to meet the following objectives:

     - To attract and retain key executives

     - To provide key executives with incentives to achieve Company goals and objectives

     - To reward individual contributions toward meeting Company objectives

     - To align the interests of management with the interests of the Company's stockholders.

     The Company's agreements achieved with the academic and other major medical centers that the Company has focused on are reached in advance of results being realized from the development and operation of the Company's Centers. This is consistent with the Company's strategy of long-term investments in its operations and facilities. The Committee, in considering compensation levels, bonus and other incentive payments to Company executives, believes it is important to consider, on both a current and long-term basis, the efforts of the Company's Chief Executive Officer and the other executives involved, the actual and projected results which can be realized from these agreements, the credibility and excellent reputation that the Company, under the leadership of its executives has established, and the extensive length of time that it takes to consummate transactions with these medical centers.

     While the stock market tends to respond to short-term signals and results, the Committee believes that it is essential, in evaluating compensation levels and incentive payments to Company executives, to establish awards which recognize both the current and longer range benefits anticipated to be realized from the Company's strategy, including that of investing and affiliating, on a long-term basis, with major academic and other major medical centers.

     Base Salaries. The Company's salary levels for executive officers are intended to take into account the experience, achievements, and contributions of employees, their perceived value to the Company, competitive practice, and levels of responsibility. Salary increases are designed to reflect competitive trends, the financial performance of the Company, and the performance of the individual executive.

     All of the Company's executive officers employed for all of fiscal 1996 received salary increases of four percent for fiscal 1996. In addition, Mr. Fiore received an additional increase in November 1995.

     Section 162(m) of the Code limits to $1,000,000 the deductibility, for any fiscal year beginning after December 31, 1993, of compensation paid by a public corporation to its chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. For fiscal 1996, the Company does not contemplate that there will be non-deductible compensation for Dr. Salick or any of the next four most highly compensated executive officers.

     Management Incentive Compensation Program. In August 1991, the Company's Directors and stockholders approved the MICP. The purposes of the MICP are consistent with the compensation objectives. Awards are based on the achievement of a return-on-equity employed in operations objective established by the MICP Committee, and the size of the award pool (as a percentage of net income) is also determined by the MICP Committee in its assessment of performance. The pool is allocated on the basis of management's evaluation of each participant's contribution to Company results. The MICP Committee also determines the form of awards (cash, stock, or a combination). For fiscal 1996 the MICP awards were paid solely in cash.

     The Committee established the objectives and formula for the size of the MICP award pool for fiscal 1996 at twelve percent of pre-tax profits (excluding nonrecurring and extraordinary items and the effect of changes in accounting principles) provided that it does not reduce the Company's pre-tax income below a nine percent return on average equity actually employed in operations.

     Long-Term Compensation. To align the interests of management with those of stockholders, the Company has in the past awarded stock options to executives. No options were awarded in fiscal years 1995 or 1996. The granting of options is based on a subjective assessment of each individual's performance and level of responsibility within the Company.

     CEO Compensation. Compensation of the Company's founder, Chairman and Chief Executive Officer, Dr. Salick, and of other senior executives is determined by the independent non-employee members of the Committee.

     The Committee is of the opinion that Dr. Salick is one of the most experienced and successful executives in the health care field. His numerous achievements at the Company and its predecessors have been acknowledged by various industry groups and peers. The Committee considered Dr. Salick's activities and his highly respected position in the industry, from which the Committee believes the Company derives substantial benefits. Dr. Salick's base salary and bonus provisions are specified in his employment contract.

     During fiscal 1996 and for previous years, Dr. Salick's compensation has been determined under the terms of his employment agreement (see "Employment Agreements"). Although in some prior years

Dr. Salick has received merit increases in his base salary, in fiscal 1996, as provided in Dr. Salick's employment agreement, he received a four percent salary increase. He also participates in the MICP under the same conditions and terms as do all other participants. In addition to participating in the MICP, Dr. Salick's employment agreement provides for an annual bonus of $300,000 of the first pre-tax profits of the Company. The Committee's outside Directors granted him during fiscal year 1996 a special bonus of $100,000 and also awarded to each of Mr. Bell and Mr. Fiore a special bonus of $100,000 for their efforts on behalf of the Company and its stockholders in connection with their activities in fiscal 1996. No options were granted to Dr. Salick or any other executive officer during fiscal year 1996.

COMPENSATION COMMITTEE     MICP COMMITTEE
  Bernard Salick, M.D.     Dr. Thomas F.W. McKillop(1)
  Leslie F. Bell           Alan I. H. Pink(1)
  Dr. Thomas F.W.
  McKillop(1)              Thomas Mintz, M.D.(1)
  Alan I. H. Pink(1)       Allen L. Johnson(1)
  Thomas Mintz, M.D.(1)
  Allen L. Johnson(1)

---------------

(1) Non-employee director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Although Dr. Salick and Mr. Bell, officers and Directors of the Company, served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended August 31, 1996, they did not participate in discussions regarding or vote on their own compensation. The other four Directors on the Compensation Committee, none of whom is an officer or employee of the Company, are responsible for administering and interpreting the Plan and the MICP and setting the compensation for Dr. Salick and Mr. Bell. See "CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS."

                  CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee, a Compensation Committee and an MICP Committee of the Board of Directors. The Company has no executive committee or standing nominating committee of the Board of Directors.

     The Compensation Committee consists of Dr. Salick, Mr. Bell, Dr. McKillop, Mr. Pink, Mr. Johnson and Dr. Mintz. The Compensation Committee is authorized to review and approve management's recommendations for compensation and other benefits for certain of the Company's executive employees.

     The MICP Committee consists of Dr. McKillop, Mr. Pink, Mr. Johnson and Dr. Mintz, the outside Directors, which Committee regulates, administers and interprets the Company's Plan and the MICP. See "EXECUTIVE
COMPENSATION -- Compensation Committee Report on Executive Compensation." During the past fiscal year, each Committee other than the Audit Committee met once and also met in November 1996.

     The Audit Committee consists of Mr. Goddard and Dr. Mintz. The Audit Committee held three meetings during the fiscal year ended August 31, 1996. Its functions include the nomination of a firm of certified public accountants, whose duty it is to audit the books and accounts of the Company for the fiscal year for which they were appointed, and monitoring the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting.

     The Company's Board of Directors met four times during the fiscal year ended August 31, 1996. Each Director attended or participated in at least seventy-five percent of the Board meetings and meetings of all committees of the Board on which he or she served during such year.

                       INTEREST OF MANAGEMENT AND OTHERS
                            IN CERTAIN TRANSACTIONS

     The Company's chronic outpatient dialysis facility located at Temple Street, Los Angeles, California, is leased to the Company by Dr. and Mrs. Salick. The facility is leased on a triple net basis expiring in December 2006 at a present monthly rental rate of $52,096, subject to annual adjustment based on increases in the cost of living index. Certain office and storage space at the Company's former corporate headquarters is leased from Dr. and Mrs. Salick and an unrelated third party on a gross basis under month to month leases. The present aggregate rental under the lease is $9,193 per month.

     The Company also leases the principal executive offices of the Company located at 8201 Beverly Boulevard, Los Angeles, California (the "Real Property") for a period expiring in 2011, in a building developed for the Company and owned by Dr. and Mrs. Salick (the "Lessors"), the present monthly rental for which, on a triple net basis, is $92,621. The lease for the Real Property contains a provision which, in the event of certain changes of control of the Company and the termination of Dr. Salick's employment with the Company thereafter and prior to the last two years of the term of the lease, permits the Lessors, if then the lessors and at their option, to require the lessee of the Real Property to (a) purchase the Real Property at a formula purchase price or (b) pay an assumption fee of $250,000. The Lessors, the Company and an indirect wholly owned subsidiary of Zeneca executed an agreement, dated December 22, 1994, pursuant to which the Lessors have elected to sell the corporate headquarters to the Company for an aggregate purchase price of $14,650,000 in cash, which purchase price is approximately $1,160,000 less than the formula price in the lease.

     Michael T. Fiore, Executive Vice President and Chief Operating Officer of the Company, received a full recourse loan from the Company of $100,000 secured by real property. The loan which bore interest at 7.62% and was made in 1986 in connection with his relocation and acquisition of housing was fully paid in November 1995.

     Dr. Salick is the sole or principal shareholder and chief executive officer of several medical corporations which have or may in the future enter into agreements with the Company or a subsidiary for the provision of management services, professional services, and the like. The terms and conditions of any such agreements will be negotiated and approved by members of the Board independent of Dr. Salick.

     In fiscal 1996, the Company and a subsidiary leased from Mr. Bell and members of his immediate family, pursuant to an operating lease, real property located in Palm Springs, California upon which the Company is establishing a dialysis treatment center. The operating lease contains operating cost and other escalation provisions. The lease has a term of five years with options for renewal for up to an additional 15 years. The current monthly rental is $5,000 per month.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of equity securities and changes in ownership of equity securities with the SEC. Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the period from September 1, 1995 to August 31, 1996, all of its executive officers and Directors except for Mr. Pink and Mr. Johnson who were newly elected to the Board of Directors during calendar 1996, timely complied with all filing requirements. Each of Messrs. Pink and Johnson failed to file on a timely basis a Form 3, Initial Statement of Beneficial Ownership of Securities, following his election to the Company's Board of Directors in January 1996. These Form 3s were subsequently filed.

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP was engaged as the Company's independent accountants for the fiscal year ended August 31, 1996. Representatives of Price Waterhouse LLP are expected to be present at the Company's Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. The Board of Directors has not yet selected the Company's independent accountants for the fiscal year ending August 31, 1997.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation to the Annual Meeting of Stockholders to be held in January 1998, a stockholder proposal must be received by the Secretary of Salick Health Care, Inc., 8201 Beverly Boulevard, Los Angeles, California 90048 not later than August 26, 1997.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be used in respect thereof in accordance with the judgments of the persons voting the proxies. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                          By Order of the Board of Directors

                                          Leslie F. Bell
                                          Secretary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   PROXY                    SALICK HEALTH CARE, INC.
                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                        ANNUAL MEETING JANUARY 27, 1997

        LESLIE F. BELL and BARBARA BROMLEY-WILLIAMS, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of Callable Puttable Common Stock held of record by the undersigned at the meeting of stockholders of Salick Health Care, Inc. (the "Company") to be held on January 27, 1997 at 9:30 A.M., local time, or any adjournments or postponements thereof with respect to:

1. ELECTION OF DIRECTORS    [ ] FOR all nominees listed       [ ] WITHHOLD AUTHORITY to vote
                            below (except as marked below)        all nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name listed below.)

        Bernard Salick, M.D., Leslie F. Bell, Michael T. Fiore, Barbara
                               Bromley-Williams,
                     Dr. Thomas Mintz, Patrick W. Jeffries

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PLEASE DATE, SIGN AND RETURN

        Shares of the Company's Callable Puttable Common Stock represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL VOTE FOR PROPOSAL 1, THE ELECTION OF DIRECTORS. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                                    Dated:

                                                    -------------------------
                                                    (Stockholder's Signature)

                                                    -------------------------
                                                    (Stockholder's Signature)

                                                    Please sign exactly as
                                                    your name appears on this
                                                    proxy. If signing for
                                                    estates, trusts or
                                                    corporations, title or
                                                    capacity should be
                                                    stated. If shares are
                                                    held jointly, each holder
                                                    should sign.